UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report: January 27, 2004

GALYAN’S TRADING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 000-32911

Indiana	35-1529720
(State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

2437 East Main Street Plainfield, Indiana	46168
(Address of principal executive offices)	(Zip Code)

(317) 612-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events

             On January 27, 2004 , Galyan’s Trading Company, Inc. issued a press release updating same store sales guidance and providing additional information with respect to expected results in the fiscal fourth quarter and fiscal year ending January 31, 2004. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Exhibit Index

99.1      Press release of Galyan's Trading Company, Inc. issued on January 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALYAN'S TRADING COMPANY, INC.

Date: January 27, 2004	By:	/s/ EDWARD S. WOZNIAK
Edward S. Wozniak
Senior Vice President and Chief Financial Officer of the Company

EXHIBIT INDEX

The following exhibits are furnished as part of this Report:

Exhibit	Description

99.1	Press release of Galyan's Trading Company, Inc. on January 27, 2004.